Exhibit 4.3

DESCRIPTION OF CAPITAL STOCK

The following descriptions of our capital stock and provisions of our Amended and Restated Articles of Incorporation, as amended (our “Articles of Incorporation”), and our By-Laws, as amended and restated (our “By-Laws”), are summaries of their material terms and provisions and are not complete and are subject to, and qualified in their entirety by reference to, each of the items identified below. For a complete description of our capital stock, Articles of Incorporation and By-Laws, please refer to our Articles of Incorporation, By-Laws and the applicable provisions of the Florida Business Corporations Act (the “FBCA”).

All references to “Company”, “we”, “us” and “our” refer to Brown & Brown, Inc.

Our common stock is the only class of our capital stock registered under the Securities Exchange Act of 1934 (the “Exchange Act”), and it is registered under Section 12(b) thereof.

Authorized Capital Stock

Under our Articles of Incorporation, the number of shares of capital stock that we have authority to issue is 560,000,000 shares of our common stock, par value $0.10 per share.

Common Stock

Voting. Each holder of our common stock is entitled to one vote for each share held. Shareholders do not have the right to cumulate their votes in elections of directors. Accordingly, directors are elected by a majority of the votes of the shares present in person or represented by proxy at the meeting and actually cast with respect to the director in uncontested elections. If our Board of Directors (the “Board”) determines that an election is contested, then directors are elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. Action on a matter other than the election of directors is approved if the votes cast favoring the action exceed the votes cast opposing the action (excluding abstentions and broker non-votes), unless the Articles of Incorporation, By-Laws or applicable law requires a greater number of affirmative votes.

Dividends. Holders of our common stock will be entitled to dividends on a pro rata basis upon declaration of dividends by our Board. Dividends will be payable only out of unreserved and unrestricted surplus that is legally available for the payment of dividends. Dividends that may be declared on our common stock will be paid in an equal amount to the holder of each share of our common stock. Any determination to declare or pay dividends in the future will be at the discretion of our Board and will depend on our results of operations, financial condition, contractual or legal restrictions and other factors deemed relevant by our Board.

Our common stock is listed on the New York Stock Exchange under the symbol “BRO.”

No Redemption, Conversion or Preemptive Rights

No preemptive rights are conferred upon the holders of our common stock and there are no liquidation or conversion rights. There are no redemption or sinking fund provisions and there is no liability to further calls or to assessments by us.

Fully Paid and Nonassessable

When we issue shares of our common stock, the shares will be fully paid and nonassessable, which means that the full purchase price of the shares will have been paid and holders of the shares will not be assessed any additional monies for the shares.

No Restrictions on Transfer

Neither our Articles of Incorporation nor our By-Laws contain any restrictions on the transfer of our common stock. In the case of any transfer of our common stock, there may be restrictions imposed by applicable securities laws.

Transfer Agent and Registrar

The Transfer Agent and Registrar for our common stock is Equiniti Trust Company, LLC.

Certain Anti-Takeover Provisions of Our Articles of Incorporation, By-Laws and the FBCA

FBCA

We are subject to certain anti-takeover provisions that apply to public corporations under Florida law. Pursuant to Section 607.0901 of the FBCA, a publicly-held Florida corporation may not engage in a broad range of business combinations or other extraordinary corporate transactions with an “interested shareholder” without the approval of the board of directors of such corporation and the authorization of the holders of two-thirds of the outstanding voting shares of such corporation (excluding shares held by the interested shareholder) at an annual or special meeting of shareholders, unless:

• the transaction is approved by a majority of disinterested directors;
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the interested shareholder has beneficially owned (together with affiliates and associates) at least 80% of the corporation’s outstanding voting shares for at least three years preceding the announcement date of any such business combination;

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the interested shareholder is the beneficial owner (together with affiliates and associates) of at least 90% of the outstanding voting shares of the corporation, exclusive of shares acquired directly from the corporation in a transaction not approved by a majority of the disinterested directors; or

• the consideration paid to the holders of the corporation’s voting stock is at least equal to certain fair price criteria.

An “interested shareholder” is defined as a person who beneficially owns more than 15% of a corporation’s outstanding voting shares. We have not made an election in our Articles of Incorporation to opt out of Section 607.0901.

In addition, we are subject to Section 607.0902 of the FBCA which prohibits the voting of shares in a publicly-held Florida corporation that are acquired in a “control share acquisition” unless: (1) our Board approved such acquisition prior to its consummation; or (2) after such acquisition, in lieu of prior approval by our Board, the holders of a majority of all the votes entitled to be cast, exclusive of shares owned by officers of the corporation, employee directors or the acquiring party, approve the granting of voting rights as to the shares acquired in the control share acquisition. A “control share acquisition” is defined as an acquisition that immediately thereafter, directly or indirectly, entitles the acquiring party to exercise or direct the exercise of the voting power of the corporation in an election of directors within any of the following ranges:

• one-fifth or more, but less than one-third, of all voting power;
• one-third or more, but less than a majority, of all voting power; or
• a majority or more of all voting power.

These statutory provisions may prevent takeover attempts that might result in a premium over the market price for shares of our common stock.

Articles of Incorporation and By-Laws

Number of Directors; Removal; Filling of Vacancies

Our Articles of Incorporation and By-Laws provide that our Board shall consist of not less than three directors, which number may be set, increased or diminished from time to time by resolution of the Board.

Our shareholders may remove any director from office, with or without cause, at any special meeting called for that purpose by vote of a majority of our shares entitled to vote and, subject to certain requirements set forth in our By-Laws, elect his or her successor. When the office of a director becomes vacant for any reason, unless the Articles of Incorporation provide otherwise: (i) our shareholders may fill the vacancy, (ii) the Board may fill the vacancy, or (iii) if the remaining directors are less than a quorum, the vacancy may be filled by the affirmative vote of a majority of all the directors then remaining in office.

Shareholder Action

Our By-Laws provide that shareholder action may be taken at an annual or special meeting of shareholders. Special meetings of shareholders may be called only by our President or our Board, whenever he, she or they deem it proper and shall be called by our Secretary if shareholders of record as of the record date fixed in accordance with Section 1.2(d) of our By-Laws, who hold the aggregate voting power as required by the FBCA, sign, date and deliver to our Secretary one or more written demands for the meeting describing the purpose or purposes for which it is to be held in accordance with our By-Laws, subject to certain additional requirements set forth in our By-Laws.

Advance Notice for Shareholder Proposals or Nominations at Meetings

Our By-Laws establish an advance notice procedure for shareholder proposals to be brought before any meeting of shareholders and for nominations by shareholders of candidates for election as directors at meetings at which directors are to be elected. Subject to any other applicable requirements, including Rule 14a-8 under the Exchange Act, only such business may be conducted at an annual meeting of shareholders as has been properly brought before the meeting. To be properly brought before an annual meeting, any nominations or other business must:

• be specified in the notice of meeting (or in any supplement) given by, or at the direction of, our Board;
• if not specified in the notice of meeting, be otherwise properly brought before the meeting by, or at the direction of, the chairman of the meeting or our Board; or
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if not specified in the notice of meeting, be otherwise properly brought before the annual meeting by any shareholder present in person who was a shareholder of record at the time such notice of meeting is delivered and is at the time of the meeting, is entitled to vote at the meeting and is compliant with the notice procedures set forth in Section 1.8 of our By-Laws, and, in the case of nominations, is compliant with the requirements of Rule 14a-19 under the Exchange Act, properly made such proposal in accordance with Rule 14a-8 under the Exchange Act or in the case of a shareholder nominations to be included in our proxy statement for an annual meeting of shareholders, is an eligible shareholder who satisfies the notice, ownership and other requirements of Section 1.9 of our By-Laws.

In addition, for business to be properly brought before an annual meeting by a shareholder, such business must be a proper matter for shareholder action pursuant to our By-Laws and under applicable law.

With respect to a special meeting of the shareholders, only such business may be conducted at the meeting as has been specified in the notice of such special meeting or pursuant to Section 1.2 of our By-Laws. Nominations of persons for election to the Board may be made at a special meeting of shareholders at which directors are to be elected pursuant to the notice of meeting: (i) by or at the direction of the Board or shareholders pursuant to Section 1.2 of our By-Laws or (ii) provided that the Board (or shareholders pursuant to Section 1.2 of our By-Laws) has determined that directors shall be elected at such meeting, by any shareholder who is a shareholder of record at the time the notice provided for in the By-Laws is delivered to us, who is entitled to vote at the meeting and upon such election and who complies with the notice procedures set forth in Section 1.2 and Section 1.8 of our By-Laws and the requirements of Rule 14a-19 under the Exchange Act. At a meeting of shareholders, the chairman of the meeting shall, if the facts warrant, determine that the business was not properly brought before the meeting in accordance with the foregoing procedures, and if he or she should so determine, declare so at the meeting and any such business not properly brought before the meeting shall not be transacted.

To be timely, a written notice of the intent of a shareholder to make a nomination of a person for election as a director or to bring any other business before an annual meeting must be delivered to, or mailed or received by, our Secretary at our principal executive offices not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the first anniversary of the date of the preceding year’s annual meeting of shareholders; provided, however, that if the date of the annual meeting is advanced more than 30 days prior to or delayed by more than 60 days after such anniversary date, such advance notice must be received by our Secretary no later than the close of business on the 90th day prior to such annual meeting or, if later, the tenth day following the day on which public announcement of the date of such annual meeting is first made by us.

If we call a special meeting of shareholders for the purpose of electing directors, notice of nominations must be received by our Secretary at our principal executive offices not later than the close of business on the 90th day prior to the date of such special meeting, or if later, the tenth day following the date on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board to be elected at such meeting.

To be in proper written form, every such notice by a shareholder must set forth as to each matter such shareholder proposes to bring before an annual or special meeting of the shareholders, the following:

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as to each person whom the shareholder proposes to nominate for election or reelection as a director (each, a “proposed nominee”):

(i) the name, date of birth, business address and residence address of the proposed nominee;

(ii) the principal occupation or employment of the proposed nominee;

(iii) the class or series and number of shares of our capital stock, if any, that are owned beneficially and of record by the proposed nominee;

(iv) any other information regarding each proposed nominee proposed by such shareholder as would be required to be included in a proxy statement or other filings required to be made in connection with the solicitation of proxies for election of directors pursuant to and in accordance with Section 14(a) of the Exchange Act and any other applicable provisions of the Exchange Act;

(v) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such shareholder and beneficial owner, if any, on whose behalf the nomination is being made, and their respective affiliates and associates, or others acting in concert therewith, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including all information that would be required to be disclosed pursuant to Item 404 of Regulation S-K if such proposing person were the “registrant” for purposes of such rule and the proposed nominee were a director or executive officer of such registrant; and

(vi) the written consent of each proposed nominee to being named in a proxy statement relating to our next meeting of shareholders at which directors are to be elected and to serving as a director if so elected.

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as to each item of business that the shareholder proposes to bring before a meeting:

(i) a description of the matter and the text of the proposal or business (including the text of any resolutions proposed for consideration and, in the event that such business includes a proposal to amend our Articles of Incorporation or By-Laws, the text of the proposed amendment);

(ii) the reasons for conducting such business at the meeting and any material interest in such business of each proposing person;

(iii) a reasonably detailed description of all agreements, arrangements and understandings (x) between or among any of the proposing persons or (y) between or among any proposing person and any other person (including their names) in connection with the proposal of such business by such shareholder; and

(iv) any other information relating to such shareholder and beneficial owner, if any, on whose behalf the proposal is being made, required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for the proposal and pursuant to and in accordance with Section 14(a) of the Exchange Act and any other applicable provisions of the Exchange Act.

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as to the shareholder giving the notice, the beneficial owner, if any, on whose behalf the nomination or proposal of other business is made, and any participant (as defined in paragraphs (a)(ii)-(vi) of Instruction 3 to Item 4 of Schedule 14A) with such shareholder in such solicitation (each a “proposing person”):

(i) the name and address of such shareholder, as they appear on our stock transfer books, and the name and address of such beneficial owner and participant;

(ii) the class or series and number of shares of our capital stock that are owned beneficially and, directly or indirectly, of record by such shareholder and such beneficial owner, except that such proposing person shall in all events be deemed to beneficially own any of our shares of any class or series as to which such proposing person has a right to acquire beneficial ownership at any time in the future;

(iii) the date or dates upon which such shareholder acquired ownership of such shares;

(iv) documentary evidence for any claim of beneficial ownership;

(v) a representation that the shareholder is a holder of record of our capital stock, entitled to vote at such meeting, and intends to appear in person or by proxy at the meeting to bring such business before the meeting;

(vi) a description of any agreement, arrangement or understanding with respect to such nomination between or among the shareholder and any of its affiliates or associates, and any others (including their names) acting in concert with any of the foregoing;

(vii) a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the shareholder’s notice by, or on behalf of, the shareholder or any of its affiliates or associates, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of the shareholder or any of its affiliates or associates with respect to our shares of stock;

(viii) in the case of a proposal other than a nomination, a representation as to whether the shareholder intends to deliver a proxy statement and/or form of proxy to holders of at least the percentage of our outstanding capital stock required to approve the proposal and/or otherwise to solicit proxies from shareholders in support of the proposal;

(ix) in the case of a nomination, a representation that such shareholder intends to deliver a proxy statement and/or form of proxy to holders of at least 67% of the voting power of our outstanding capital stock entitled to vote in the election of directors; and

(x) in the case of a nomination, all other information required under Rule 14a-19 under the Exchange Act.

Exclusive Forum Provision of our By-Laws

Our By-Laws provide that, unless we consent in writing to the selection of an alternative forum, the sole and exclusive forum for certain actions shall be the Seventh Judicial Circuit Court in and for Volusia County, Florida (or, if no state court located within the State of Florida has jurisdiction, the federal district court for the Middle District of Florida). Those actions include: (i) any derivative action or proceeding brought on behalf of us, (ii) any proceeding asserting a claim of breach of fiduciary duty owed by any of our directors or our officers or other employees to us or our shareholders, (iii) any proceeding arising pursuant to any provision of the FBCA or the Articles of Incorporation or By-Laws (as either may be amended from time to time) or (iv) any proceeding asserting a claim against us or any of our directors, officers or other employees governed by the internal affairs doctrine. Subject to the preceding provisions, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause or causes of action arising under the Securities Act, including all causes of action asserted against any defendant to such complaint.

Amendments to By-Laws

Our By-Laws may be amended or repealed and additional By-Laws added or adopted by the Board unless, except as provided in the FBCA, the shareholders, in amending, repealing, or adopting the By-Laws generally or a particular By-Law provision, expressly provide that the Board may not amend, repeal, adopt, or reinstate the By-Laws generally or that particular By-Law provision. Our By-Laws may be amended or repealed at any meeting of shareholders by a vote of the majority of our issued and outstanding shares of our common stock.

Amendment of the Articles of Incorporation

Our Articles of Incorporation and our By-Laws provide that the Articles of Incorporation may be amended in the manner provided by law. Our Board may adopt one or more amendments to the Articles of Incorporation without shareholder action to the extent expressly permitted by the FBCA. With respect to any amendment to the Articles of Incorporation requiring shareholder approval under the FBCA, every amendment shall be approved by our Board, proposed by them to our shareholders, and approved at a shareholders meeting by a majority of the shares entitled to vote thereon, unless all directors and all shareholders sign a written statement manifesting their intention that a certain amendment of our Articles of Incorporation be made.